Exhibit 99.1

First Data Reports Fourth Quarter and Full-Year 2010 Results

•	Full-year 2010 consolidated revenue of $10.4 billion, up 11%; Adjusted revenue of $6.4 billion, up 3%

•	Signed long-term credit processing agreement with Kohl’s Department Stores

•	Generated $755 million in operating cash flow in 2010 and ended the quarter with $2.0 billion in unrestricted liquidity

•	Extended maturities on $6.5 billion of outstanding debt to 2020 and beyond

ATLANTA, Feb. 2, 2010 – First Data Corporation today reported its financial results for the fourth quarter and full year ended Dec. 31, 2010. Consolidated revenue for the fourth quarter of $2.7 billion was up 6% compared to a year ago. Revenue growth was primarily attributable to increases in debit network fees and merchant related services from the favorable impact of modest U.S. economic growth. Adjusted revenue, which excludes reimbursables, increased 1% year-over-year to $1.7 billion.

For the fourth quarter, the net loss attributable to First Data was $179 million, a year-over-year improvement of $189 million. The year-over-year net income comparison was impacted by both asset impairments and restructuring charges in 2009. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was $564 million compared to $530 million in the fourth quarter of 2009, driven primarily by 25% EBITDA growth in the Retail and Alliance Services segment.

Consolidated revenue for the full year 2010 was up 11% to $10.4 billion due to the formation of the Bank of America Merchant Services alliance and increases in debit network fees. Full-year adjusted revenue increased 3% to $6.4 billion due in large part to revenue growth in Retail and Alliance Services. The full-year net loss attributable to First Data was $1.0 billion, a year-over-year improvement of $65 million. For 2010, adjusted EBITDA was $2.0 billion compared to $2.1 billion for 2009.

First Data generated $755 million in operating cash flow, after interest payments of $1.5 billion, for the full year and finished the year with $2.0 billion in unrestricted liquidity—$242 million in cash available for corporate use plus $1.7 billion under the line of credit.

“We are encouraged by the solid growth in our U.S. merchant acquiring business driven by an improving economy and related consumer spending,” said Jonathan J. Judge, chief executive officer. “As we start a new year, First Data is focused on increasing profitability by driving revenue in the U.S. and key markets in Latin America and Asia, managing through U.S. regulatory changes, and improving operational efficiency in Europe.”

Segment Results

Retail and Alliance Services segment revenue of $873 million increased 7% in the fourth quarter of 2010 compared to 2009. Revenue growth was driven by transaction growth of 9% and continued cross-selling of complementary products including prepaid card and point-of-sale equipment. Credit mix improved year-over-year to 72% and regional average ticket was $69, down 3% compared to the same quarter a year ago. Segment EBITDA was $373 million, up $74 million or 25% compared to 2009as a result of revenue growth, lower incentive compensation accruals and reduced credit losses and net check warranty expense. Margin for the fourth quarter was 43%. During the quarter, Retail and Alliance Services added six new revenue sharing agreements, eight referral agreements, and nine new independent sales organizations.

Reflecting improved consumer spending and secular trends in electronic payments, full-year Retail and Alliance Services segment revenue was $3.3 billion, up 8%. Revenue growth was driven by 10% transaction growth (excluding the effects of the Bank of America Merchant Services alliance), cross-selling of complementary products, and the expansion of merchant distribution channels adding 11 new revenue sharing agreements, 38 referral agreements, and 64 new independent sales organizations. For 2010, segment EBITDA was $1.3 billion, up 11% compared to the previous year, and margin improved to 40%.

Financial Services segment revenue for the fourth quarter was $358 million, up 1% compared to the same quarter of 2009, resulting from the prospective inclusion of Information Services beginning Jan.1, 2010. Adjusted for the prospective inclusion of Information Services, revenue declined 2% as new business and growth in debit transaction volumes were offset by pricing pressures, customer losses and a 2% decline in active card accounts on file. Debit issuer transactions were up 10% excluding the impact of the loss of Washington Mutual. Segment EBITDA was $141 million, down $7 million compared to 2009, due to revenue pressures mentioned above and increased operations and technology expenses. Margin for the fourth quarter was 39%. During the quarter Financial Services renewed 347 contracts.

Full-year Financial Services segment revenue was $1.4 billion, down 2% compared to 2009. Growth from new business was more than offset by lost business, most significantly Washington Mutual, and price compression on certain contract renewals. Segment EBITDA for 2010 was $553 million, compared to $645 million for 2009, due to lower revenue and an increase in technology costs. Margin was 39%.

International segment revenue for the fourth quarter was $440 million, down 3% compared to the prior year. On a constant currency basis, segment revenue was essentially flat. Revenue increases in the merchant acquiring business were offset by declines in the card issuing business. Merchant acquiring growth came from growth in bank alliances in Europe, pricing improvements in Argentina and a new alliance in India. The card issuing business decline was due to lost business and price compression from renewing long-term contracts and reduced demand. The year-over-year revenue comparison was also unfavorably impacted by termination fees and software licensing payments received in the prior year of $9 million. Segment EBITDA was $96 million, compared to $122 million in the same quarter of 2009 and margin was 22%. The year-over-year change in segment EBITDA was negatively impacted by the revenue items in the prior year described above and increased expenses in the European operations, partially offset by lower incentive compensation accruals in 2010.

Full-year International segment revenue was $1.6 billion, up 3% compared to 2009. Segment revenue on a constant currency basis was up 2%. Segment EBITDA was $330 million, compared to $399 million for 2009. Margin was 20%. Segment EBITDA was negatively impacted by increased expenses in the European operations, including asset write-offs in the second and third quarters and higher incentive compensation accruals.

Recent Events

First Data Positions for Payments Industry’s Changing Landscape

On Jan. 13, 2011, First Data announced that it has consolidated the operations and management of its North American business and its business outside North America through the leadership of two executives. The company made these changes in order to serve its customers better and position the company for regulatory changes and other recent developments impacting the dynamic payments industry. Ed Labry was named President, First Data – North America. And the company started a search for an executive to lead its business outside North America. In the interim, Executive Vice President John Elkins is leading the company’s business in the Asia Pacific; Europe, the Middle East and Africa; and Latin America regions.

Kohls

On, Jan. 20, 2011, First Data announced it has entered into an agreement with Kohl’s Department Stores (NYSE: KSS) to provide payment processing services for the company’s private brand credit card accounts.

The multi-year agreement calls for First Data to provide Kohl’s with credit card processing, customer analytics, risk management services and automated customer service workflow tools. Kohl’s partnership with First Data will not affect Kohl’s current credit card arrangement with Chase or the company’s previously announced agreement with Capital One.

Private Debt Exchange for Certain Debt Securities

On Dec. 17, 2010, First Data announced the expiration and final results of private exchange offers in which the company offered to exchange $6 billion of certain debt securities due in 2015 for debt securities due in 2021 and 2022. These exchanges allowed the company to extend its borrowings and improve the company’s overall capital structure without taking on significant additional interest expense. This followed the successful August 2010 issuance of $510 million in senior secured notes due in 2020, which refinanced existing debt and extended the company’s debt maturity profile.

TransArmor

On Dec. 16, 2010, First Data announced that more than 100,000 U.S. merchants of all sizes are now securely processing transactions with the First Data® TransArmorSM solution. This revolutionary payment security service safeguards customers’ payment card data through a combination of encryption, tokenization and key management technologies, and became publicly available in September. As of mid-December, over 44 million transactions had been processed using TransArmor.

eGift Social

On Dec. 16, 2010, First Data announced that 10 merchants, including Kmart®, Sears®, Sephora, BURGER KING® and Cold Stone Creamery, are offering eGifting programs powered by the First DataTM eGift SocialSM solution. eGift Social is a Facebook application that allows consumers to quickly and easily send a tangible gift (e.g. burger, milkshake, makeup) or virtual gift card to a friend’s Facebook account or e-mail address.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host an investor conference call and webcast on Wednesday, Feb. 2, 2011 at 10 a.m. ET to review fourth quarter and full-year 2010 financial results. Ray Winborne, First Data chief financial officer, will lead the call. Joining him for Q&A will be Jon Judge, CEO and Ed Labry, president of First Data – North America and John Elkins, executive vice president.

The call will be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com and a slide presentation will accompany the call.

To listen to the call via teleconference, dial 866-730-5765 (U.S.) or 857-350-1589 (outside the U.S.), pass code 67499535.

A replay of the call will be available through Feb. 16, 2011, at 888-286-8010 (U.S.) or 617-801-6888 (outside the U.S.), pass code 50059414, and via webcast at investor.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Around the world, every second of every day, First Data makes payment transactions secure, fast and easy for merchants, financial institutions and their customers. First Data leverages its vast product portfolio and expertise to drive customer revenue and profitability. Whether the choice of payment is by debit or credit card, gift card, check or mobile phone, online or at the checkout counter, First Data takes every opportunity to go beyond the transaction.

Contact:

Chip Swearngan

Senior Vice President, Communications and Investor Relations

First Data

404-890-3000

chip.swearngan@firstdata.com

###

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended December 31,
	2010	2009	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$928.5	$847.7	10%
Check services	93.6	102.5	-9%
Card services	439.5	465.1	-6%
Other services	145.2	155.5	-7%
Product sales and other	201.7	227.8	-11%
Reimbursable debit network fees, postage and other	922.0	787.2	17%

	2,730.5	2,585.8	6%

Expenses:
Cost of services (exclusive of items shown below)	772.0	800.6	-4%
Cost of products sold	101.5	80.9	25%
Selling, general and administrative	400.0	403.0	-1%
Reimbursable debit network fees, postage and other	922.0	787.2	17%
Depreciation and amortization	361.0	382.4	-6%
Other operating expenses:
Restructuring, net	3.3	48.4	NM
Impairments	11.5	177.4	NM
Litigation and regulatory settlements	—	14.5	NM

	2,571.3	2,694.4	-5%

Operating profit (loss)	159.2	(108.6)	NM

Interest income	2.3	2.1	10%
Interest expense	(441.0)	(451.1)	-2%
Other income (expense) (b)	3.4	3.5	NM

	(435.3)	(445.5)	-2%

Loss before income taxes and equity earnings in affiliates	(276.1)	(554.1)	-50%

Income tax benefit	(115.6)	(188.7)	-39%
Equity earnings in affiliates (a)	30.6	27.0	13%

Net loss	(129.9)	(338.4)	-62%
Less: Net income attributable to noncontrolling interests	49.3	30.2	NM

Net loss attributable to First Data Corporation	$(179.2)	$(368.6)	-51%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Twelve months ended December 31,
	2010	2009	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$3,521.3	$3,047.0	16%
Check services	378.8	364.1	4%
Card services	1,735.8	1,841.6	-6%
Other services	545.6	536.2	2%
Product sales and other	809.3	796.7	2%
Reimbursable debit network fees, postage and other	3,389.6	2,728.2	24%

	10,380.4	9,313.8	11%

Expenses:
Cost of services (exclusive of items shown below)	3,023.3	2,945.1	3%
Cost of products sold	375.2	305.5	23%
Selling, general and administrative	1,579.7	1,438.2	10%
Reimbursable debit network fees, postage and other	3,389.6	2,728.2	24%
Depreciation and amortization	1,414.4	1,452.3	-3%
Other operating expenses:
Restructuring, net	72.0	92.8	NM
Impairments	11.5	185.1	NM
Litigation and regulatory settlements	(2.0)	11.8	NM

	9,863.7	9,159.0	8%

Operating profit	516.7	154.8	NM

Interest income	7.8	11.7	-33%
Interest expense	(1,796.6)	(1,796.4)	0%
Other income (expense) (b)	(15.9)	(61.3)	NM

	(1,804.7)	(1,846.0)	-2%

Loss before income taxes and equity earnings in affiliates	(1,288.0)	(1,691.2)	-24%

Income tax benefit	(323.8)	(578.8)	-44%
Equity earnings in affiliates (a)	117.3	97.8	20%

Net loss	(846.9)	(1,014.6)	-17%
Less: Net income attributable to noncontrolling interests	174.9	71.8	NM

Net loss attributable to First Data Corporation	$(1,021.8)	$(1,086.4)	-6%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended December 31,
	2010	2009	Change
Revenues: (c)
Retail and Alliance Services	$872.8	$819.5	7%
Financial Services	357.8	352.9	1%
International (d)	439.5	451.8	-3%

Subtotal segment revenues	1,670.1	1,624.2	3%
All Other and Corporate	10.1	68.6	-85%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (e)	23.9	(5.6)	NM
Eliminations of intersegment revenues	(16.1)	(15.7)	NM

Adjusted revenue	1,688.0	1,671.5	1%

Adjustments to reconcile to Consolidated revenues: (f)
Divested businesses (d)	—	6.8	NM
Adjustments for non-wholly-owned entities (g)	57.5	45.0	NM
Official check and money order revenues (e)	(23.9)	5.6	NM
ISO commission expense (h)	86.9	69.7	NM
Reimbursable debit network fees, postage and other	922.0	787.2	17%

Consolidated revenues	$2,730.5	$2,585.8	6%

Segment EBITDA: (i)
Retail and Alliance Services	$372.5	$298.3	25%
Financial Services	141.0	148.0	-5%
International (d)	96.4	122.4	-21%

Subtotal segment EBITDA	609.9	568.7	7%
All Other and Corporate	(46.1)	(38.6)	19%

Adjusted EBITDA	563.8	530.1	6%

Adjustments to reconcile to Net loss attributable to
First Data Corporation: (f)
Divested businesses (d)	—	4.9	NM
Adjustments for non-wholly-owned entities (g)	8.0	7.1	NM
Depreciation and amortization	(361.0)	(382.4)	-6%
Interest expense	(441.0)	(451.1)	-2%
Interest income	2.3	2.1	10%
Other items	(11.4)	(236.8)	NM
Income tax benefit	115.6	188.7	-39%
Stock based compensation	(6.8)	(5.4)	26%
Official check and money order EBITDA (e)	(27.0)	1.2	NM
Cost of data center, technology and savings initiatives (j)	(6.1)	(20.4)	NM
KKR related items (k)	(7.5)	(6.6)	NM
Debt issuance costs (l)	(8.1)	—	NM

Net loss attributable to First Data Corporation	$(179.2)	$(368.6)	-51%

Segment depreciation and amortization: (a)
Retail and Alliance Services	$170.6	$186.7	-9%
Financial Services	98.1	83.9	17%
International (d)	75.5	84.7	-11%

Subtotal segment depreciation and amortization	344.2	355.3	-3%
All Other and Corporate	9.2	19.8	-54%

	353.4	375.1	-6%

Adjustments to reconcile to consolidated depreciation and amortization:
Divested businesses (d)	—	0.2	NM
Adjustments for non-wholly-owned entities (g)	26.0	26.7	NM
Amortization of initial payments for new contracts	10.1	9.6	5%

Total consolidated depreciation and amortization	$389.5	$411.6	-5%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Twelve months ended December 31,
	2010	2009	Change
Revenues: (c)
Retail and Alliance Services	$3,314.8	$3,062.8	8%
Financial Services	1,409.0	1,442.8	-2%
International (d)	1,620.8	1,572.1	3%

Subtotal segment revenues	6,344.6	6,077.7	4%
All Other and Corporate	150.7	250.4	-40%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (e)	8.0	(0.8)	NM
Eliminations of intersegment revenues	(62.4)	(58.1)	NM

Adjusted revenue	6,440.9	6,269.2	3%

Adjustments to reconcile to Consolidated revenues: (f)
Divested businesses (d)	—	75.2	NM
Adjustments for non-wholly-owned entities (g)	224.1	(12.3)	NM
Official check and money order revenues (e)	(8.0)	0.8	NM
ISO commission expense (h)	333.8	252.7	NM
Reimbursable debit network fees, postage and other	3,389.6	2,728.2	24%

Consolidated revenues	$10,380.4	$9,313.8	11%

Segment EBITDA: (i)
Retail and Alliance Services	$1,322.3	$1,193.5	11%
Financial Services	553.0	645.3	-14%
International (d)	329.8	398.7	-17%

Subtotal segment EBITDA	2,205.1	2,237.5	-1%
All Other and Corporate	(178.1)	(122.7)	45%

Adjusted EBITDA	2,027.0	2,114.8	-4%

Adjustments to reconcile to Net loss attributable to
First Data Corporation: (f)
Divested businesses (d)	1.1	43.7	NM
Adjustments for non-wholly-owned entities (g)	34.3	(21.3)	NM
Depreciation and amortization	(1,414.4)	(1,452.3)	-3%
Interest expense	(1,796.6)	(1,796.4)	0%
Interest income	7.8	11.7	-33%
Other items	(97.4)	(351.0)	NM
Income tax benefit	323.8	578.8	-44%
Stock based compensation	(16.1)	(19.2)	-16%
Official check and money order EBITDA (e)	(21.2)	(19.9)	NM
Cost of data center, technology and savings initiatives (j)	(33.5)	(147.9)	NM
KKR related items (k)	(28.5)	(26.5)	NM
Debt issuance costs (l)	(8.1)	(0.7)	NM
Eliminations	—	(0.2)	NM

Net loss attributable to First Data Corporation	$(1,021.8)	$(1,086.4)	-6%

Segment depreciation and amortization: (a)
Retail and Alliance Services	$676.2	$752.2	-10%
Financial Services	362.9	353.3	3%
International (d)	289.9	285.6	2%

Subtotal segment depreciation and amortization	1,329.0	1,391.1	-4%
All Other and Corporate	51.2	73.7	-31%

	1,380.2	1,464.8	-6%

Adjustments to reconcile to consolidated depreciation and amortization:
Divested businesses (d)	—	8.9	NM
Adjustments for non-wholly-owned entities (g)	107.2	52.4	NM
Amortization of initial payments for new contracts	38.6	27.7	39%

Total consolidated depreciation and amortization	$1,526.0	$1,553.8	-2%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

Effective January 1, 2010, the Integrated Payment Systems operating segment is being reported within All Other and Corporate. Results for 2009 have been adjusted to reflect the change. Other amounts in 2009 have been adjusted to conform to current year presentation.

(a)	Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” (presented in “Summary Segment Data”) and amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line of $18.4 million and $73.0 million for the three and twelve months ended December 31, 2010, respectively, and $19.6 million and $73.8 million for the three and twelve months ended December 31, 2009, respectively.

(b)	Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses).

(c)	Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other. Revenue from divested businesses is excluded from segment revenue as if these businesses had been divested for all periods presented. Retail and Alliance Services segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization commissions classified as expense on a contra-revenue basis.

(d)	The Company sold a merchant acquiring business in Canada as well as a debit and credit card issuing and acquiring processing business in Austria, both reported within the International segment, in November 2009 and August 2009, respectively. The results of divested businesses are excluded from segment results. The International segment performance measures have been adjusted for 2009 to exclude the results of divested businesses.

(e)	Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.

(f)	Reconciles Adjusted revenue to consolidated revenue or Adjusted EBITDA to “Net loss attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.

(g)	Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment and amortization related to equity method investments not included in segment EBITDA.

(h)	Independent Sales Organization commissions are presented as contra-revenue for Retail and Alliance Services segment revenue reporting purposes while such commissions are reflected as expense in the Consolidated Statements of Operations.

(i)	Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization. Retail and Alliance Services segment EBITDA is presented on a proportionate consolidation basis. Segment EBITDA excludes the adjustments to reconcile to “Net loss attributable to First Data Corporation.”

(j)	Cost of data center, technology and savings initiatives in 2010 represents costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms. The amount for 2009 represents implementation costs associated with initiatives to reduce operating expenses including items such as platform and data center consolidation initiatives in the International segment, expenses related to the reorganization of global application development resources, expenses associated with domestic data center consolidation initiatives and planned workforce reduction expenses, as well as certain platform development and other costs directly associated with the termination of the Chase Paymentech alliance, all of which are considered one-time projects (excludes costs accrued in purchase accounting).

(k)	Represents KKR annual sponsor fees for management, consulting, financial and other advisory services.

(l)	Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.

FIRST DATA CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET AND CASH FLOW DATA

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	December 31, 2010	December 31, 2009
	(Unaudited)
Cash and cash equivalents	$509.5	$737.0
Current settlement assets	6,694.0	6,870.3
Long-term settlement assets	365.1	480.7
Total assets	37,544.1	39,735.4
Short-term and current portion of long-term borrowings	270.5	304.9
Settlement liabilities	7,058.9	7,394.7
Long-term borrowings	22,438.8	22,304.9
Total liabilities	33,456.1	34,408.4
Total First Data Corporation stockholder’s equity	594.3	1,585.3
Noncontrolling interests	3,465.6	3,514.8
Total equity	4,059.9	5,100.1

SELECTED CONSOLIDATED CASH FLOW DATA

Source/(Use) of cash	Three months ended December 31, 2010	Three months ended December 31, 2009	Year ended December 31, 2010	Year ended December 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$227.2	$434.2	$754.7	$999.6
Net cash used in investing activities	(88.9)	(99.7)	(329.2)	(407.6)
Net cash used in financing activities	(63.3)	(187.7)	(653.3)	(266.2)

FIRST DATA CORPORATION

FINANCIAL COVENANT CALCULATION

(Unaudited)

As of December 31, 2010, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $12,568.4 million, Consolidated EBITDA of $2,644.8 million and a Ratio of 4.75 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last Twelve months ended December 31, 2010
Net loss attributable to First Data Corporation	$(1,021.8)
Interest expense, net (1)	1,788.8
Income tax (benefit) expense	(323.8)
Depreciation and amortization (2)	1,526.0

EBITDA (14)	1,969.2

Stock based compensation (3)	16.1
Other items (4)	97.4
Official check and money order EBITDA (5)	21.2
Cost of technology and savings initiatives (6)	56.3
KKR related items (7)	28.5
Debt issuance costs (8)	10.7
Divested business (9)	(1.1)
Projected near-term cost savings and revenue enhancements (10)	255.0
Net income attributable to noncontrolling interests (11)	174.9
Equity entities taxes, depreciation, and amortization (12)	13.8
Other (13)	2.8

Consolidated EBITDA (14)	$2,644.8

(1)	Includes interest expense and interest income.
(2)	Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $38.6 million and amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line of $73.0 million.
(3)	Stock based compensation recognized as expense.
(4)	Other items include net restructuring, impairments, litigation and regulatory settlements, investment gains and losses, derivative financial instruments gains and losses, net divestitures, non-operating foreign currency gains and losses and other as applicable to the period presented.
(5)	Represents an adjustment to exclude the official check and money order businesses from EBITDA due to the Company’s wind down of these businesses.
(6)	Represents costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms, all of which are considered one-time projects.
(7)	Represents KKR annual sponsor fees for management, consulting, financial and other advisory services.
(8)	Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.
(9)	Reflects the release of reserves related to a previously divested company.
(10)	Reflects cost savings and revenue enhancements projected to be achieved within twelve months on an annualized basis, principally in connection with cost savings initiatives described in Note 6 and the BAMS alliance.
(11)	Net income attributable to noncontrolling interests in restricted subsidiaries.
(12)	Represents the Company’s proportional share of income taxes, depreciation, and amortization on equity method investments.
(13)	Includes non-capitalized merger and acquisitions costs and losses on equity method investments.

(14)	EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that the Company does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis principally in connection with cost savings initiatives described in Note 6 above. Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing the Company’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing the Company’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt. Management uses these measures to evaluate our operating performance and our segments. Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Additionally, we believe the inclusion of supplementary adjustments applied in presenting Adjusted EBITDA, described below, are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that we do not expect to continue at the same level in the future. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenue represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues. Adjusted EBITDA represents the sum of Segment EBITDA (as defined in Note (i) to the Financial Schedules) and All Other and Corporate EBITDA. Adjusted revenue and Adjusted EBITDA are reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules. Non-GAAP measures for the Company’s Financial Services segment include the information services businesses in 2009, for comparative purposes, as these businesses are reported as part of Financial Services prospectively beginning January 1, 2010. Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates. Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended December 31,
	2010	2009	Change
Financial Services
Segment revenue	$357.8	$352.9	1%
Information services businesses	—	10.5

Segment revenue adjusted for information services businesses	$357.8	$363.4	-2%

	Three months ended December 31,			Year ended December 31,
	2010	2009	Change	2010	2009	Change
International
Segment revenue	$439.5	$451.8	-3%	$1,620.8	$1,572.1	3%
Foreign exchange impact (1)	10.5	—		(16.1)	—

Segment revenue on a constant currency basis	$450.0	$451.8	0%	$1,604.7	$1,572.1	2%

(1)	Foreign exchange impact represents the difference between actual 2010 revenue and 2010 revenue calculated using 2009 exchange rates.